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Exhibit 21

SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

        Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name	State/Country of Incorporation
Dosteon Solutions, LLC(1)	Maryland
Hanger Europe, N.V.(2)	Belgium
Hanger Prosthetics & Orthotics, Inc.	Delaware
Innovative Neurotronics, Inc.	Delaware
Linkia, LLC(1)	Maryland
OPNET, Inc.	Nevada
Southern Prosthetic Supply, Inc.	Georgia
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.
ABI Orthotic/Prosthetic Laboratories, Ltd.(1)	Ohio
Advanced Prosthetics of America, Inc.	Florida
Certified Orthotic & Prosthetic Associates, Inc.	Missouri
Creative Orthotics & Prosthetics, Inc.	New York
Colorado Professional Medical, Inc.	Colorado
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	Pennsylvania
Greater Chesapeake Orthotics & Prosthetics, Inc.(3)	Delaware
Hanger Prosthetics & Orthotics East, Inc.	Delaware
Hanger Prosthetics & Orthotics West, Inc.	California
Nebraska Orthotic & Prosthetic Services, Inc.	Nebraska
Orthopedic Rehabilitation Products, Ltd.	Colorado
Rehab Designs of America Corporation	Delaware
Rehab Designs of Colorado, Inc.	Colorado
Rehab Designs of Wisconsin, Inc.	Kansas
Science of Post Operative Recovery and Treatment, LLC(1)(4)	Colorado
The Brace Shop Prosthetic Orthotic Centers, Inc.	Ohio
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.
Advanced Bio-Mechanics, Inc.	California
Conner Brace Co., Inc.	Texas
Elite Care, Incorporated.	Arizona
Hattingh Holdings, Inc.	Washington
Inline Orthotic & Prosthetic Systems, Holdings, Inc.	California
Laurence's Orthotics & Prosthetics, Inc.	California
NWPO Associates, Inc.	Washington
Shasta Orthotic Prosthetic Service, Inc.	California

(1)
Limited Liability Company

(2)
Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.

(3)
This entity was merged into Hanger Prosthetics & Orthotics, Inc. effective December 31, 2009.

(4)
During 2009, Hanger Prosthetics & Orthotics, Inc. contributed its 50% interest in this entity to Orthopedic Rehabilitation Products, Ltd., a wholly-owned subsidiary of Hanger Prosthetics & Orthotics, Inc., that owned the remaining 50% of in this entity. This entity was merged into Orthopedic Rehabilitation Products, Ltd. effective December 31, 2009.

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  Exhibit 21
SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.